Exhibit 10.1
AMENDMENT TO
EMPLOYMENT AGREEMENT
This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) effective as of the dates further set forth herein is entered into between Validus America, Inc. (the “Company”) and Romel Salam (the “Executive”).
WITNESSETH:
WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of 2 April 2013(the “Agreement”);
WHEREAS the Company and the Executive wish to amend certain provisions of the Agreement;
 NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Executive hereby agree to amend the Agreement as follows:

1.	The Agreement is hereby amended effective as of 1 June 2014 by deleting subsection (d) of Section 4.03.

2.	The Agreement is hereby amended effective as of 1 April 2014 by amending and restating Section 4.01 as follows:

Section 4.01    Base Salary. During the Employment Period, the Executive’s base salary will be $550,000.00 per annum (the “Base Salary”). The Base Salary will be payable annually in arrears in twenty four (24) equal installments. Annually during the Employment Period the Company shall review with the Executive his job performance and compensation, and if deemed appropriate by the Board of Directors of the Company or its delegate, in its discretion, the Executive’s Base Salary may be increased.
Except as specifically amended above the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on May 20, 2014.
VALIDUS AMERICA, INC.

/s/ Robert F. Kuzloski
By: _______________________________
Printed Name: Robert F. Kuzloski
Title: Director

ROMEL SALAM
/s/ Romel Salam
By: _______________________________
Printed Name: Romel Salam